THIRD AMENDMENT TO LEASE

         THIS THIRD AMENDMENT TO LEASE (hereinafter "Third Amendment"), entered into this 22nd day of December, 1998 by and between Exchange Center, L.L.C. (hereinafter called "Landlord"), and Fingerhut Financial Services Corporation, a Minnesota Corporation, (hereinafter called "Tenant").

                                    RECITALS

         WHEREAS, Landlord is the successor to the interest of 4500 Exchange Tower under said Lease; and shall be known thereafter as Landlord.

         WHEREAS, Metris Direct, Inc. is the successor to the interest of Tenant under said Lease, and shall be known thereafter as Tenant.

         WHEREAS, Landlord's predecessor, 1991 Exchange Limited Partnership, and Tenant entered into a Lease Agreement dated October 31, 1995 (herein called the "Base Lease"), covering office space on the 3rd floor of the building commonly known as 4500 Exchange Tower, located at 4500 South Garnett, Tulsa, Oklahoma, known as Suite 300 (the "Premises") consisting of approximately 17,590 net rentable square feet of space; and

         WHEREAS, the Base Lease was subsequently modified and amended by a written instrument dated February 14, 1996, entitled, "First Amendment To Lease" by and between Tenant and Landlord's predecessor, 1991 Exchange Limited Partnership, which among other things, permitted tenant to expand the Premises by approximately 17,120 net rentable square fee; and

         WHEREAS, the Base Lease, as amended, was subsequently modified and amended by a written instrument dated April 20, 1998, entitled "Second Amendment to Lease" by and between Tenant and Landlord, which among other things permitted Tenant to expand the Premises by approximately 1,004 net rentable square fee (the Base Lease, First Amendment to Lease, and Second Amendment to Lease are hereafter collectively referred to as the "Lease"); and

         WHEREAS, Landlord and Tenant desire to amend and modify the Lease in order to extend the Lease Term and set forth certain other understandings and agreements as between Landlord and Tenant in accordance with the specific terms and conditions hereafter provided; and

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and in said Lease the parties hereto agree as follows:

         1. The provisions of this Third Amendment shall supersede any inconsistent provisions contained in the Lease, regardless of whether such inconsistent provisions are contained in the printed portion of the Lease or any rider or addendum annexed hereto and made a part thereof. All capitalized items are not otherwise defined herein shall have the same meanings ascribed to them in the Lease.

         2. The Lease Term is hereby extended to expire at midnight on the 31st day of December, 1999.

         3. Effective from and after January 1, 1999, Base Rental shall be as follows:

                           01/01/99 - 12/31/99                $31,249.75/monthly

         4. Tenant represents and warrants to Landlord that it has not engaged a broker in connection with the negotiation of and entry into this Third Amendment. Tenant agrees hereby to indemnify, defend and save Landlord harmless from all liabilities arising form any losses arising from or relating to Tenant's breach of this warranty.

         5. This Third Amendment shall not constitute an agreement by Landlord or Tenant and shall not be binding upon Landlord or Tenant unless and until this Third Amendment shall be executed by Landlord and Tenant and shall be delivered by Landlord to Tenant.

         6. This Third Amendment may not be changed orally, and shall be binding upon and shall inure to the benefit of the parties to it, their respective heirs, successors and, as permitted, their assigns.

         7. Tenant accepts the Demised Premises in their present "as-is" condition as suitable for Tenant's occupancy thereof, provided that Landlord, at Landlord's sole cost and expense, shall provide the following Tenant Improvements:

(1.) Install new carpet and rubber cove base in the third (3rd) and fifth (5th) floor elevator lobbies per Tenant's specifications, not to exceed $22.00 per yard.

(2.) Install new carpet and rubber cove base in the third 93rd) floor reception area per Tenant's specifications, not to exceed $22.00 per yard.

(3.) Install new wallpaper in the third (3rd) floor conference room per Tenant's specifications.

(4.)     Install two (2) door units with side light window units in the third
(3rd) floor reception areal

                  Landlord shall complete these Tenant Improvements on or before April 30, 1999.

                  It is further understood that the unused portion of the Tenant Improvement Allowance that is discussed in the "Option to Renew" provision of the Addendum to Lease dated October 31, 1995 shall be forfeited and no longer available to Tenant in the future.

                  Any additional alterations shall be at Tenant's sole cost and expense with prior approval by Landlord.

         8.  It  is  agreed  and  confirmed  that  Tenant's   Premises   contain
approximately 35,714 net rentable square fee.

         9. Effective from and after January 1, 1999, Landlord hereby releases Fingerhut Financial Services Corporation from any and all financial obligations relating to the Lease, however, such release shall not release or discharge Fingerhut Financial Services Corporation from any obligation that has accrued hereunder prior to January 1, 1999.


         EXCEPT as amended herein, the Lease shall remain in full force and effect.

         IN WITNESS HEREOF, Landlord and Tenant have duly executed this Third Amendment to Lease as of the day and year first above written.


                            LANDLORD


                            Exchange Center, L.L.C.,
                            by and through its agent
                            P & H Properties, L.L.C.



                            /s/Robert E. Phillips
                             By: Robert E. Phillips
                             Title: Member


                             TENANT


                             Metris Direct, Inc.,
                             a Minnesota Corporation


                            /s/Ronald N. Zebeck
                            By: Ronald N. Zebeck